Exhibit 10.1

COMMON UNIT PURCHASE AGREEMENT

by and among

NATURAL RESOURCE PARTNERS L.P.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

i

Schedule A	—	List of Purchasers and Commitment Amounts
Schedule B	—	Notice and Contact Information
Exhibit A	—	Additional Limited Partner Certificate

ii

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of January 23, 2013 (this “Agreement”), is by and among NATURAL RESOURCE PARTNERS L.P., a Delaware limited partnership (the “Partnership”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Partnership desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Partnership, certain common units representing limited partner interests of the Partnership (“Common Units”) in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership and the Purchasers are entering into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Partnership is agreeing to provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in Houston, Texas are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” means $19.8173.

“Common Units” has the meaning specified in the recitals.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” means NRP (GP) LP, a Delaware limited partnership.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership, its Subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including any lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Managing General Partner” means GP Natural Resource Partners LLC, a Delaware limited liability company.

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Entities and their Subsidiaries, taken as a whole, and (ii) the ability of the Partnership Entities to perform their obligations under the Operative Documents.

“NYSE” means The New York Stock Exchange, Inc.

“Operating Company” means NRP (Operating) LLC, a Delaware limited liability company.

2

“Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.

“Outstanding” has the meaning set forth in the Partnership Agreement.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated September 20, 2010, including any amendments thereto.

“Partnership” has the meaning set forth in the introductory paragraph.

“Partnership Entities” and each a “Partnership Entity” means the General Partner, the Managing General Partner, the Partnership, and the Operating Company.

“Partnership Related Parties” has the meaning specified in Section 6.2.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Per Unit Capital Amount” has the meaning set forth in the Partnership Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units equal to the aggregate Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto divided by the Common Unit Price.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

3

“Unrealized Gain” has the meaning set forth in the Partnership Agreement.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase. Subject to the terms and conditions hereof, the Partnership hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, its respective Purchased Units, and each Purchaser agrees, severally and not jointly, to pay the Partnership the Common Unit Price for each Purchased Unit. The obligations of each Purchaser under this Agreement are independent of the obligations of each other Purchaser, and the failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or by the Partnership.

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas, or such other location as mutually agreed by the parties, and upon the first Business Day on which the satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 has occurred (other than those conditions that are by their terms to be satisfied at the Closing) (the date of such closing, the “Closing Date”).

Section 2.3 Deliveries by the Partnership. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a) evidence of issuance of the Purchased Units credited to book-entry accounts maintained by the transfer agent, bearing the restrictive notation set forth in Section 4.8, and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(b) a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the Partnership Entities is in good standing; and

(c) the Registration Rights Agreement.

Section 2.4 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Partnership:

(a) payment to the Partnership of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” on Schedule A hereto by wire transfer of immediately available funds to an account designated by Partnership;

(b) the Registration Rights Agreement; and

(c) an application requesting admission as an Additional Limited Partner (as that term is defined in the Partnership Agreement) in substantially the form attached hereto as Exhibit A, which shall have been duly executed by such Purchaser.

4

Section 2.5 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to each Purchaser as follows:

Section 3.1 Existence. Each of the Partnership Entities has been duly formed and is validly existing as a limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of formation with all limited liability company or limited partnership power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and, in the case of the Managing General Partner, to act as the general partner of the General Partner, and in the case of the General Partner, to act as the general partner of the Partnership.

Section 3.2 Purchased Units; Capitalization.

(a) The Purchased Units have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.

(b) As of the date hereof and prior to the issuance and sale of the Purchased Units, the issued and outstanding limited partner interests of the Partnership consist of 106,027,836 Common Units. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(c) The Common Units are listed on the NYSE, and the Partnership has not received any notice of delisting. The Purchased Units have been approved for listing on the NYSE, subject to official notice of issuance.

Section 3.3 No Conflict. None of the offering, issuance and sale by the Partnership of the Purchased Units and the application of the proceeds therefrom, the execution, delivery and performance of the Operative Documents by the Partnership, or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with, or constitutes or

5

will constitute a violation of, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of the Partnership Entities, (ii) conflicts or will conflict with, or constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Partnership Entity or any material Subsidiary of a Partnership Entity is a party, by which any of them is bound or to which any of their respective properties or assets is subject, (iii) violates or will violate any statute, law, ordinance, regulation, order, judgment, decree or injunction of any court or governmental agency or body to which any Partnership Entity or any material Subsidiary of a Partnership Entity, or any of their respective properties or assets may be subject or (iv) will result in the creation or imposition of any Lien upon any property or assets of any Partnership Entity or any material Subsidiary of any Partnership Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

Section 3.4 Authority. The Partnership has all requisite power and authority to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All partnership or limited liability company action, as the case may be, required to be taken by the Managing General Partner, the General Partner and the Partnership for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby has been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to the Purchasers.

Section 3.5 Approvals. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any material Subsidiary of any Partnership Entity, or any of their respective properties is required in connection with the offering and sale of the Purchased Units in the manner contemplated by this Agreement, the execution, delivery and performance of this Agreement by the Partnership Entities, or the consummation of the transactions contemplated by this Agreement, except for such consents (i) required under the Securities Act and state securities or “Blue Sky” laws or (ii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.6 Compliance with Laws. As of the date hereof, neither the Partnership nor any of its Subsidiaries is in violation of any Law applicable to the Partnership or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

6

Section 3.7 Due Authorization. Each of the Operative Documents has been duly and validly authorized and has been or, with respect to the Operative Documents to be delivered at the Closing Date, will be, validly executed and delivered by the Partnership, the General Partner, or the Managing General Partner, as the case may be, and constitutes, or will constitute, the legal, valid and binding obligations of the Partnership, the General Partner, or the Managing General Partner as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.8 Valid Issuance; No Options or Preemptive Rights. The Purchased Units to be issued and sold by the Partnership to each Purchaser hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The holders of outstanding Common Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for Common Units other than as provided in the Partnership Agreement; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding, as provided for in the Partnership Agreement.

Section 3.9 No Registration Rights. Except as contemplated by this Agreement, the Partnership Agreement and the Registration Rights Agreement, there are no contracts, agreements or understandings between the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.

Section 3.10 Periodic Reports. The Partnership has filed all forms, reports, schedules and statements required to be filed by it under the Exchange Act and when they were filed with the Commission, each such form, report, schedule and statement conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 3.11 Litigation. As of the date hereof, there are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any Property or asset of any Partnership Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Operative Documents or the right of any Partnership Entity to enter into any of the Operative Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Partnership, no such proceedings are threatened by Governmental Authorities or others.

7

Section 3.12 No Side Agreements. There are no agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.13 No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 4.5 and Section 4.6, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.14 No Integration. Neither the Partnership nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act of 1933, as amended) that is or will be integrated with the sale of the Purchased Units in a manner that would require registration under the Securities Act.

Section 3.15 MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and more than 90% of the Partnership’s current gross income is qualifying income under 7704(d) of the Internal Revenue Code of 1986, as amended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Partnership that:

Section 4.1 Capacity, Authorization and Enforceability. Such Purchaser has full legal capacity (and, in the case of any Purchaser that is not a natural person, all requisite corporate, limited liability company, partnership or other similar entity power and authority) to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby. In the case of any Purchaser that is not a natural person, the execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all corporate, partnership, limited liability company or other similar action on the part of such Purchaser. This Agreement and the Registration Rights Agreement (assuming the due authorization, execution and delivery by the other parties thereto), constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.2 No Conflict. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any

8

material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, or (c) if such Purchaser is not a natural person, conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, except in the cases of clauses (a) and (b), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 4.3 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. Such Purchaser agrees that it will indemnify and hold harmless the Partnership from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.4 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.5 Investment. The Purchased Units are being acquired for such Purchaser’s own account or the account of its Affiliates, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.6 Nature of Purchaser. (a) Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience, such Purchaser has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

9

Section 4.7 Restricted Securities. Such Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.8 Legend; Restrictive Notation. Such Purchaser understands that the certificates evidencing the Purchased Units or the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Units, as applicable, will bear the legend or restrictive notation required by the Partnership Agreement as well as the following legend or restrictive notation: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Partnership and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Purchased Units. Without limiting the foregoing, each of the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.

Section 5.2 Purchaser Lock-Up. For a period commencing on the date hereof and ending on July 22, 2013 (the “Lock-Up Period”), the Purchaser agrees not to, directly or indirectly, (a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) the Purchased Units, (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Purchased Units, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (c) publicly disclose the intention to do any of the foregoing.

10

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 6.1.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential or punitive damages under this Section 6.2.

Section 6.3 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues

11

the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Certain Special Allocations of Book and Taxable Income. To the extent that the Common Unit Price differs from the Per Unit Capital Amount as of the Closing Date for a then Outstanding Common Unit after taking into account the issuance of the Purchased Units, the General Partner intends to specially allocate Partnership items of book and taxable income, gain, loss or deduction to the Purchasers so that the Per Unit Capital Amount with respect to their Purchased Units are equal to the Per Unit Capital Amounts with respect to other Common Units (and thus to assure fungibility of all Common Units). Such special allocations will occur upon the earlier to occur of any taxable period of the Partnership ending upon, or after, (a) an event described in Section 5.5(d) of the Partnership Agreement or a sale of all or substantially all of the assets of the Partnership occurring after the date of the issuance of the Purchased Units, or (b) the transfer of the Purchased Units to a Person that is not an Affiliate of the Purchaser, in which case, such allocation shall be made only with respect to the Purchased Units so transferred. To the maximum extent permissible, the special allocations resulting from clause (a) will be made through allocations of Unrealized Gain.

12

Section 7.2 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.3 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.7, 3.8, 3.12, 3.13, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement or any other Operative Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.4 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Amendments and Waivers. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Partnership from the terms of any provision of this

13

Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 7.5 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Partnership by delivery of an agreement to be bound and a revised Schedule A. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership).

Section 7.6 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser:

To the respective address listed on Schedule B hereof

(b)	If to the Partnership:

Natural Resource Partners L.P.

601 Jefferson, Suite 3600

Houston, Texas 77002

Attention: Wyatt L. Hogan

Telephone: 713.751.7507

or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.7 Removal of Legend. The Purchasers may request the Partnership to remove the legend described in Section 4.8 from the certificates evidencing the Purchased Units by submitting to the Partnership such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be. The Partnership shall cooperate with the Purchasers to effect the removal of such legend.

14

Section 7.8 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Partnership or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.9 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

[Signature pages follow.]

15

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NATURAL RESOURCE PARTNERS L.P.

By:	NRP (GP) LP,
its General Partner

By:	GP NATURAL RESOURCE PARTNERS LLC,
its General Partner

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Chief Financial Officer

Signature Page to Common Unit Purchase Agreement

Investor: Corbin J. Robertson, Jr.

By:	/s/ Corbin J. Robertson, Jr.

Signature Page to Common Unit Purchase Agreement

Investor: Cutlass Collieries LLC

By:	/s/ Donald R. Holcomb
Name: Donald R. Holcomb
Title: Authorized Person

Signature Page to Common Unit Purchase Agreement

Investor: Shadder Investments

By:	Morian Management LLC,
its general partner

By:	/s/ S. Reed Morian
Name: S. Reed Morian
Title: Member

Signature Page to Common Unit Purchase Agreement

Investor: H.R. Cullen Estate Trust for Corbin J. Robertson, Jr.

By:	/s/ W.E. Robertson
Name: W.E. Robertson
Title: Co-Trustee

By:	/s/ Carroll R. Ray
Name: Carroll R. Ray
Title: Co-Trustee

By:	/s/ Lillie T. Robertson
Name: Lillie T. Robertson
Title: Co-Trustee

Signature Page to Common Unit Purchase Agreement

Investor: Peter Baumann

By:	/s/ Peter Baumann

Investor: Alison Baumann

By:	/s/ Alison Baumann

Signature Page to Common Unit Purchase Agreement

Investor: Corbin J. Robertson, III

By:	/s/ Corbin J. Robertson, III

Signature Page to Common Unit Purchase Agreement

Investor: William K. Robertson 2009 Family Trust

By:	/s/ Cathleen McVeigh

Name:	Cathleen McVeigh
Title:	Senior Vice President

Signature Page to Common Unit Purchase Agreement

Investor: Christine R. Morenz 2009 Family Trust

By:	/s/ Cathleen McVeigh

Name: Cathleen McVeigh
Title: Senior Vice President

Signature Page to Common Unit Purchase Agreement

Investor: William K. Robertson

By:	/s/ Willam K. Robertson

Signature Page to Common Unit Purchase Agreement

Investor: Christine R. Morenz

By:	/s/ Christine R. Morenz

Signature Page to Common Unit Purchase Agreement

Investor: Scott Riverbend Farm, Ltd.

By:	/s/ W.W. Scott, Jr.

Name: W.W. Scott, Jr.
Title: Authorized Person

Signature Page to Common Unit Purchase Agreement

Investor: Corbin J. Robertson, Jr. 1953 Trust

By:	/s/ W.E. Robertson

Name: W.E. Robertson
Title: Co-Trustee

Signature Page to Common Unit Purchase Agreement

Investor: Wilhelmina E. Robertson

By:	/s/ Wilhelmina E. Robertson

Signature Page to Common Unit Purchase Agreement

Investor: Corbin J. Robertson III 2009 Family Trust

By:	/s/ Cathleen McVeigh

Name: Cathleen McVeigh
Title: Senior Vice President

Signature Page to Common Unit Purchase Agreement

Investor: Colewood Properties, Inc.

By:	/s/ Carroll R. Ray

Name: Carroll R. Ray
Title: President

Signature Page to Common Unit Purchase Agreement

Investor: CIII Capital Management, LLC

By:	/s/ Corbin J. Robertson, III

Name: Corbin J. Robertson, III
Title: Authorized Person

Signature Page to Common Unit Purchase Agreement

Investor: Lillie T. Robertson

By:	/s/ Lillie T. Robertson

Signature Page to Common Unit Purchase Agreement

Investor: Carroll R. Ray

By:	/s/ Carrol R. Ray

Signature Page to Common Unit Purchase Agreement

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Common Units	Purchase Price
Corbin J. Robertson, Jr.	832,606	$16,500,000
Cutlass Collieries LLC	756,914	$15,000,000
Shadder Investments	403,688	$8,000,000
H.R. Cullen Estate Trust for Corbin J. Robertson, Jr.	378,457	$7,500,000
Peter and Alison Baumann	201,844	$4,000,000
Corbin J. Robertson, III	176,613	$3,500,000
William K. Robertson 2009 Family Trust	176,613	$3,500,000
Christine R. Morenz 2009 Family Trust	176,613	$3,500,000
William K. Robertson	151,383	$3,000,000
Christine R. Morenz	151,383	$3,000,000
Scott Riverbend Farm, Ltd.	100,922	$2,000,000
Corbin J. Robertson, Jr. 1953 Trust	75,691	$1,500,000
Wilhelmina E. Robertson	50,461	$1,000,000
Corbin J. Robertson III 2009 Family Trust	50,461	$1,000,000
Colewood Properties, Inc.	37,846	$750,000
CIII Capital Management, LLC	25,231	$500,000
Lillie T. Robertson	25,231	$500,000
Carroll R. Ray	12,615	$250,000

Total	3,784,572	$75,000,000.00

Schedule A to the Unit Purchase Agreement

Schedule B – Notice and Contact Information

Purchaser	Contact Information
Corbin J. Robertson, Jr.	601 Jefferson, #3600, Houston, Texas 77002
Cutlass Collieries LLC	3801 PGA Blvd., Suite 903, Palm Beach Gardens, Florida 33410
Shadder Investments	300 Jackson Hill Street, Houston, Texas 77007
H.R. Cullen Estate Trust for Corbin J. Robertson, Jr.	601 Jefferson, #3600, Houston, Texas 77002
Peter and Alison Baumann	601 Jefferson, #4000, Houston, Texas 77002
Corbin J. Robertson, III	601 Jefferson, #3600, Houston, Texas 77002
William K. Robertson 2009 Family Trust	1100 N King Street, Wilmington, Delaware 19884
Christine R. Morenz 2009 Family Trust	1100 N King Street, Wilmington, Delaware 19884
William K. Robertson	601 Jefferson, #3600, Houston, Texas 77002
Christine R. Morenz	601 Jefferson, #3600, Houston, Texas 77002
Scott Riverbend Farm, Ltd.	2606 W Lane Dr., Houston, Texas 77027-4914
Corbin J. Robertson, Jr. 1953 Trust	601 Jefferson, #3600, Houston, Texas 77002
Wilhelmina E. Robertson	601 Jefferson, #4000, Houston, Texas 77002
Corbin J. Robertson III 2009 Family Trust	1100 N King Street, Wilmington, Delaware 19884
Colewood Properties, Inc.	601 Jefferson, #4000, Houston, Texas 77002
CIII Capital Management, LLC	601 Jefferson, #3600, Houston, Texas 77002
Lillie T. Robertson	601 Jefferson, #4000, Houston, Texas 77002
Carroll R. Ray	601 Jefferson, #4000, Houston, Texas 77002

Schedule B to the Unit Purchase Agreement

Exhibit A – Form of Additional Limited Partner Certificate

The undersigned (the “Investor”) hereby applies for issuance in the name of the Investor of the Common Units evidenced hereby.

The Investor (a) requests admission as an Additional Limited Partner and agrees to comply with and be bound by, and hereby executes, the Fourth Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Investor has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Investor’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Investor’s admission as an Additional Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number	Signature of Investor

Purchase Price including commissions, if any	Name and Address of Investor

Type of Entity (check one):

☐ Individual	☐ Partnership	☐ Corporation

☐ Trust	☐ Other (specify)

Nationality (check one):

☐ U.S. Citizen, Resident or Domestic Entity

☐ Foreign Corporation	☐ Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Exhibit A to the Unit Purchase Agreement

Complete Either A or B:

A. Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is .

3.	My home address is .

B. Partnership, Corporation or Other Interestholder

1.	is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is .

3.	The interestholder’s office address and place of incorporation (if applicable) is .

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Exhibit A to the Unit Purchase Agreement

Note: If the Investor is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or, in the case of any other nominee holder, a person performing a similar function. If the Investor is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Investor will hold the Common Units shall be made to the best of the Investor’s knowledge.

Exhibit A to the Unit Purchase Agreement